UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT 0F 1934

Date of Report (Date of Event): July 30, 2010 (July 28, 2010)

Commission File Number 000-53605

OPTIMIZERX CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	26-1265381
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

407 Sixth Street, Rochester, MI 48307
(248) 651-6558
(Address of principal executive offices, including zip code)

________________________________________
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 28, 2010, the board of directors approved an amendment to each of the employment agreements with David A. Harrell, H. David Lester and Terence J. Hamilton.

The amendment to employment agreement with David A. Harrell imposes non-competition and non-solicitation restrictions for a period of twenty-four (24) months following the date of termination of Mr. Harrell’s employment with the Company.  The amendment also entitles Mr. Harrell to severance pay following the termination of his employment at any time, without or without cause, in an amount equal to the monthly portion of Mr. Harrell’s annual base salary for a period of twenty-four (24) months; provided, however, such severance payments are subject to Mr. Harrell’s compliance with the non-competition and non-solicitation restrictions.

Each of the amendments for H. David Lester and Terence J. Hamilton imposes similar non-competition and non-solicitation restrictions for a period of twelve (12) months following the respective date of their termination of employment with the Company.   Each such amendment also entitles each of Mr. Lester and Mr. Hamilton to severance pay following the termination of their respective employment at any time, without or without cause, in an amount equal to their respective annual base salary payable in monthly installments for a period of twelve (12) months; provided, however, such severance payments are subject to their compliance with their respective employment agreements, as amended, including the non-competition and non-solicitation restrictions.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 28, 2010, the board of directors, effectively immediately, removed Thomas E. Majerowicz without cause from the positions of director, vice president and secretary with the Company and with the Company’s wholly owned subsidiary, OptimizeRx Corporation, a Michigan corporation.

On July 28, 2010, the board of directors, effectively immediately, elected H. David Lester as the secretary of the Company and the Company’s wholly owned subsidiary, OptimizeRx Corporation, a Michigan corporation, to replace Mr. Majerowicz.   Mr. Lester currently serves as the president and chief executive officer of both corporations.

On July 28, 2010, the board of directors ratified the appointment of Shad Shastney to the Company’s board of directors.  As a series B preferred stockholder, Vicis Capital Master Fund has the right to appoint one or more directors to the Company’s board of directors.  Consistent with such right, Vicis Capital Master Fund appointed Mr. Shastney.  A description of Vicis’ right to appoint director(s) to the Company’s board of directors is set forth in Company’s Certificate of Designation, Preferences, and Rights of Series B Convertible Preferred Stock which was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2010.

Mr. Stastney is a member of and the chief operating officer for Vicis Capital, LLC, a company he jointly founded in 2004.  Mr. Stastney also jointly founded Victus Capital Management LLC in 2001. From 1998 through 2001, Mr. Stastney worked with the corporate equity derivatives origination group of Credit Suisse First Boston, eventually becoming a Director and Head of the Hedging and Monetization Group, a joint venture between derivatives and equity capital markets. In 1997, he joined Credit Suisse First Boston’s then-combined convertible/equity derivative origination desk. From 1994 to 1997, he was an associate at the law firm of Cravath, Swaine and Moore in New York, in their tax and corporate groups, focusing on derivatives. He graduated from the University of North Dakota in 1990 with a B.A. in Political Theory and History, and from the Yale Law School in 1994 with a J.D. degree focusing on corporate and tax law.

Vicis Capital LLC, the investment manager of Vicis Capital Master Fund, owns shares of the Company’s common stock, series A and B preferred stock and series A and B warrants.  Mr. Stastney holds investment and dispositive power of the shares and warrants held by Vicis Capital Master Fund.   Vicis Capital Master Fund beneficially owns an aggregate of 13,736,598 shares of common stock, consisting of (i) 236,598 shares of common stock, (ii) 3,500,000 shares issuable upon the conversion of the series A preferred stock, (iii) 6,000,000 shares issuable upon the exercise of the series A warrants, (iv) 1,000,000 shares issuable upon the conversion of the series B preferred stock, and (v) 3,000,000 shares issuable upon the exercise of the series B warrants.   Descriptions of the investments in the Company made by Vicis Capital Master Fund are set forth in the current report on Form 8-K, filed with the Securities and Exchange Commission on June 11, 2010, and in the registration statement on Form S-1 filed with the Securities and Exchange Commission on November 12, 2008.

Other than described herein, Mr. Shastney has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.  In addition, there are no family relationships between Mr. Shastney and any of our directors or executive officers.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number

10.1	Amendment to Employment Agreement – David A. Harrell
10.2	Amendment to Employment Agreement – H. David Lester
10.3	Amendment to Employment Agreement – Terence J. Hamilton

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMIZERX CORPORATION
Date: July 30, 2010	By: /s/ H. David Lester H. David Lester, President & CEO

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement – David A. Harrell
10.2	Amendment to Employment Agreement – H. David Lester
10.3	Amendment to Employment Agreement – Terence J. Hamilton